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          FUND PARTICIPATION AND VARIABLE CONTRACT MARKETING AGREEMENT



                                      Among

                    SECURITY BENEFIT LIFE INSURANCE COMPANY,

                         on its behalf and on behalf of

                     THE PARKSTONE VARIABLE ANNUITY ACCOUNT,

                          THE PARKSTONE ADVANTAGE FUND,

                    FIRST OF AMERICA INVESTMENT CORPORATION,

                          SECURITY MANAGEMENT COMPANY,

                           SECURITY DISTRIBUTORS, INC,

                    FIRST OF AMERICA BROKERAGE SERVICE, INC,

                                       and

                        FIRST OF AMERICA BANK CORPORATION

                                   Dated as of
                               September 10, 1993


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                                TABLE OF CONTENTS

ARTICLE I.  OFFER OF VARIABLE CONTRACTS ..................................   2
         1.1  Form of Contracts ..........................................   2
         1.2  Acceptance of Applications .................................   2
         1.3  Related Agreements .........................................   2

ARTICLE II.  PURCHASE AND SALE OF FUND SHARES ............................   2
         2.1  Agreements to Purchase and Sell ............................   2
         2.2  Diversification ............................................   3
         2.3  Mixed and Shared Funding ...................................   3
         2.4  Redemption .................................................   3
         2.5  Settlement upon Sales ......................................   4
         2.6  Book Entry .................................................   4
         2.7  Dividends ..................................................   4
         2.8  Net Asset Value ............................................   4

ARTICLE III.  REPRESENTATIONS AND WARRANTIES .............................   4
    A.   Insurer .........................................................   4
         3.1  The Insurance Company ......................................   4
         3.2  Separate Account ...........................................   4
         3.3  Variable Contracts .........................................   4
         3.4  Separate Account ...........................................   5
         3.5  Annuity Contracts ..........................................   5
    B.   The Fund and Administrator ......................................   5
         3.6  Organization ...............................................   5
         3.7  Shares .....................................................   5
    C.   The Fund, Investment Adviser and Administrator ..................   5
         3.8  Regulated Investment Company ...............................   5
    D.   The Investment Adviser ..........................................   5
         3.9  Investment Adviser .........................................   5
    E.   Distributor .....................................................   5
         3.10 Broker-Dealer ..............................................   5
    F.   The Servicing Agent .............................................   6
         3.11 Broker-Dealer ..............................................   6

ARTICLE IV.  GENERAL DUTIES ..............................................   6
    A.   The Fund and/or the Administrator ...............................   6
         4.1  Registration of Fund Shares ................................   6
         4.2  Organizational Expenses ....................................   6
         4.3  Statutory Seed Money .......................................   6
    B.   The Fund and the Investment Adviser .............................   6
         4.4  Subchapter M ...............................................   6
         4.5  Diversification ............................................   7
         4.6  Other Requirements .........................................   7

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    C.   The Insurer .....................................................   7
         4.7  Organizational Expenses for Separate Account ...............   7
         4.8  Registration of Separate Account ...........................   7
         4.9  Annuities ..................................................   7
         4.10 Compliance .................................................   7
    D.   The Distributor .................................................   7
         4.11 Compliance .................................................   8
    E.   All Parties .....................................................   8
         4.12  Cooperation ...............................................   8
         4.13  Compliance Responsibilities ...............................   8

ARTICLE V.  PROSPECTUSES AND PROXY STATEMENTS; VOTING ....................   8
         5.1   Fund Documents ............................................   8
         5.2   Fund Prospectus ...........................................   8
         5.3   Fund SAI ..................................................   8
         5.4   Proxy Statements and Periodic Reports .....................   9
         5.5   Separate Account Documents ................................   9
         5.6   Separate Account Prospectus and SAI .......................   9
         5.7   Voting ....................................................   9

ARTICLE VI.  MARKETING AND PROMOTION .....................................  10
         6.1   [Reserved.] ...............................................  10
         6.2   Insurer's, Administrator's and Distributor's
               Sales Literature ..........................................  10
         6.3   Representations about Fund ................................  10
         6.4   Servicing Agent's, Investment Adviser's and
               Holding Company's Sales Literature ........................  10
         6.5   Representations about Insurer .............................  10
         6.6   Fund SEC Filings ..........................................  11
         6.7   Separate Account SEC Filings ..............................  11
         6.8   Sales Literature ..........................................  11
         6.9   Confidentiality ...........................................  11

ARTICLE VII.  INDEMNIFICATION ............................................  11
         7.1   Indemnification by the Insurer ............................  11
         7.2   Indemnification by the Administrator ......................  13
         7.3   Indemnification by the Investment Adviser .................  13
         7.4   Indemnification by the Servicing Agent ....................  14
         7.5   Indemnification by Distributor ............................  16
         7.6   Indemnification Not Applicable ............................  16
         7.7   Notification ..............................................  16
         7.8   Notice ....................................................  17

ARTICLE VIII.  EXCLUSIVITY ...............................................  17
         8.1   The Fund ..................................................  17
         8.2   The Separate Account ......................................  17

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ARTICLE IX.  APPLICABLE LAW ..............................................  17
         9.1   Kansas Law ................................................  17
         9.2   Securities Acts ...........................................  17

ARTICLE X.  REINSURANCE OF VARIABLE CONTRACTS ............................  17
         10.1  Change in Law .............................................  18
         10.2  Change in Rating of Insurer ...............................  18

ARTICLE XI.  SUBSTITUTION AND TERMINATION ................................  18
         11.1  Substitution ..............................................  18
         11.2  Grounds for Termination ...................................  18
         11.3  Notice ....................................................  20
         11.4  Effect of Termination .....................................  20

ARTICLE XII.  NOTICES ....................................................  20

ARTICLE XIV.  MISCELLANEOUS ..............................................  21
         14.1  Trustees and Shareholders not Liable ......................  21
         14.2  Rights of Trustees and Shareholders .......................  22
         14.3  "Parkstone" Name ..........................................  22
         14.4  Protection of Name ........................................  22
         14.5  Consultation ..............................................  22
         14.6  Captions ..................................................  22
         14.7  Execution in Counterpart ..................................  22
         14.8  Invalidity of a Provision .................................  23
         14.9  Assignment ................................................  23

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          FUND PARTICIPATION AND VARIABLE CONTRACT MARKETING AGREEMENT

         This AGREEMENT is made as of the 10th day of September, 1993, by and among Security Benefit Life Insurance Company ("Insurer"), a Kansas mutual life insurance corporation, on its and on behalf of The Parkstone Variable Annuity Account (the "Separate Account"), a segregated asset account of the Insurer; the Parkstone Advantage Fund (the "Fund"), a Massachusetts business trust; First of America Investment Corporation ("Investment Adviser"), a Michigan corporation; Security Management Company ("Administrator"), a Kansas corporation; Security Distributors, Inc., ("Distributor"), a Kansas corporation and a subsidiary of Insurer; First of America Brokerage Service, Inc. ("Servicing Agent"), a Michigan corporation and an affiliate of Investment Adviser; and First of America Bank Corporation ("Holding Company"), a Michigan corporation and the parent of Investment Adviser and Servicing Agent.

         WHEREAS, the Fund is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and the Fund is authorized to issue separate series of shares of beneficial interest ("shares"), each representing an interest in a separate portfolio of assets ("series"), and each series has its own investment objective or objectives, policies, and limitations; and

         WHEREAS, the Fund is currently comprised of five separate series, and other series may be established in the future; and

         WHEREAS, the Separate Account is registered with the SEC as a unit investment trust under the 1940 Act; and

         WHEREAS, pursuant to Investment Advisory Agreements, the Investment Adviser serves as investment adviser to the Fund and its series; and

         WHEREAS, pursuant to an Administration Agreement, the Administrator is promoter of the Fund, and provides administrative services to the Fund; and

         WHEREAS, pursuant to a Distribution Agreement, the Distributor is distributor of the Fund's shares; and

         WHEREAS, shares of one or more of the Fund's series are or will be available to be offered to the Separate Account to serve as an investment medium for variable annuity contracts to be issued by the Insurer ("Variable Contracts"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer wishes to purchase shares of one or more of the Fund's series on behalf of the Separate Account to serve as an investment medium for Variable Contracts funded by the Separate Account; and

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         WHEREAS,   pursuant  to  an  Application  and  Service  Agreement,  the
Servicing Agent has agreed to assist Distributor and First Advantage Insurance Agency, Inc. in accepting applications for Variable Contracts; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth; the parties hereby agree as follows:

ARTICLE I.  OFFER OF VARIABLE CONTRACTS

         1.1 Form of Contracts. The Variable Contracts funded or to be funded by the Separate Account shall be substantially similar to the form of the variable annuity contracts attached hereto as Exhibits A and B, although the Insurer may make such immaterial changes to the form of the contracts in Exhibits A and B as deemed appropriate by the Insurer. The Insurer shall notify Holding Company and Servicing Agent prior to making any such changes.

         1.2 Acceptance of Applications. The Insurer shall appoint Distributor as the exclusive principal underwriter for the sale of the Variable Contracts, and shall direct that; subject to agreement among Distributor and the Servicing Agent, Distributor shall enter into an agreement, substantially in the form attached hereto as Exhibit C, with the Servicing Agent under which the Servicing Agent, or such affiliates of Insurer, Distributor or Servicing Agent as shall be or become parties to such agreement pursuant to Section 1.3 hereof, will be authorized to accept applications and render related services for the Variable Contracts ("Application and Service Agreement"), for which the Servicing Agent shall be the broker/dealer of record.

         1.3 Related Agreements. In those states that do not permit the necessary licensing of Servicing Agent or as to which Insurer or Distributor and Servicing Agent otherwise agree, Insurer shall establish, or cause Distributor to establish, appropriately licensed insurance agencies ("Other Agencies") and shall cause each of such Other Agencies to accept applications for the Variable Contracts in accordance with the terms of the Application and Service Agreement. Insurer and Distributor, as appropriate, shall cause each of the Other Agencies to enter into agreements, substantially in the form attached hereto as Exhibit D, with registered representatives of and designated by Servicing Agent under which such registered representatives shall be appointed agents of Insurer and authorized by the Other Agency to accept, on behalf of the Other Agency, customer applications for the Variable Contracts (each a "Dual Service Agreement"). Insurer, and Distributor, as appropriate, shall enter into, and shall cause the Other Agencies to enter into, agreements, substantially in the form attached hereto as Exhibit E, with Servicing Agent or an affiliate of Servicing Agent under which Insurer and the Other Agency grant Servicing Agent or its affiliate an option to purchase all of the assets and to assume the liabilities of the Other Agencies (each an "Option Agreement").

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ARTICLE II.  PURCHASE AND SALE OF FUND SHARES

         2.1 Agreements to Purchase and Sell. The Fund agrees to offer and make available and Distributor agrees to sell to the Separate Account and on behalf of the Separate Account, Insurer agrees to purchase from Distributor and the Fund shares of the series offered and made available as the investment medium for the Variable Contracts and identified on Schedule A, as such may be amended from time to time, ("Series"). Distributor and the Fund agree to make such shares available to the Insurer and Separate Account and to execute such orders on each day on which the Fund calculates its net asset value pursuant to rules of the SEC ("business day") at the net asset value next computed after receipt and acceptance by the Fund or its agent of the order for the shares of the Fund, without the imposition of any sales load; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Series.

         2.2 Diversification. The Fund and Distributor agree that shares of the Series of the Fund will be sold only to the Insurer on behalf of the Separate Account and other persons consistent with each Series being adequately diversified pursuant to Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. No shares of any Series will be sold directly to the general public to the extent prohibited by Section 817(h) and the regulations thereunder.

         2.3 Mixed and Shared  Funding.  Subject to the  provisions  of Articles
VIII and X of this Agreement, the Fund and Distributor will not sell shares of the Fund to any insurance company or separate account to serve as an investment vehicle for variable life insurance policies unless the Fund has first obtained an appropriate exemptive order from the SEC if required by the 1940 Act and the rules thereunder, such as an order to permit "mixed funding" or "shared funding" if the Fund offers its shares to a variable life separate account of the Insurer or of an unaffiliated life insurer. In such event, all parties to this Agreement agree to comply with any applicable conditions imposed under any exemptive order issued by the SEC, or any applicable conditions specified in Rule 6e-2 or Rule 6e-3(T) under the 1940 Act (or, if permanently adopted, Rule 6e-3), whichever is applicable. The Fund and Distributor will not sell shares of the Series to any insurance company or separate account other than the Insurer, and the Separate Account unless there is in effect an agreement containing provisions necessary to comply with any applicable conditions of an SEC exemptive order, Rule 6e-2 or 6e-3(T) (or, if permanently adopted, Rule 6e-3), whichever is applicable.

         2.4 Redemption. Upon receipt of a request for redemption in proper form from the Insurer, the Fund agrees to redeem any full or fractional shares of the Series held by the Insurer, including shares held on behalf of the Separate Account, ordinarily executing such requests on each business day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent. with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption ordinarily shall be paid not later than one business day following receipt by the Fund or its agent of the request for redemption, although the Fund reserves the right to delay payment upon redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder.

         2.5 Settlement upon Sales. The Insurer shall pay for shares of the Series not later than one business day after it places an order to purchase shares of the Series. Payment shall be in federal funds transmitted by wire.

         2.6 Book Entry. Issuance and transfer of shares of the Series will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to the Insurer or the Separate Account unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate subaccounts of the Separate Account.

         2.7 Dividends. The Fund shall promptly furnish notice (by wire or telephone, followed by written confirmation) to the Insurer of any dividends or capital gain distributions payable on the shares of the Series. The Insurer hereby elects to reinvest in the Series all such dividends and distributions as are payable on a Series' shares and to receive such dividends and distributions in additional shares of that Series. The Insurer reserves the right to revoke this election in writing, giving at least five days prior notice, and to receive all such dividends and distributions in cash. The Fund shall notify the Insurer of the number of shares so issued as payment of such dividends and distributions.

         2.8 Net Asset Value. The Fund shall instruct its recordkeeping agent to advise the Insurer on each business day of the net asset value per share for each Series by 5:00 p.m. New York City time, or, if not possible by 5:00 p.m., as soon as reasonably practical after the net asset value per share is calculated.

ARTICLE III.  REPRESENTANONS AND WARRANTIES

         A.   Insurer.

         3.1 The Insurance Company. The Insurer represents and warrants that it is a life insurance company duly organized and in good standing under Kansas law, that the Insurer is authorized to offer the Variable Contracts in those states set forth in Schedule B and that it is taxed as an insurance company under Subchapter L of the Code.

         3.2 Separate Account. The Insurer represents and warrants that it has legally and validly established the Separate Account as a segregated asset account under the insurance laws and regulations of the state of Kansas, and that the Separate Account is a validly existing segregated asset account under applicable federal and state law.

         3.3 Variable Contracts. The Insurer represents and warrants that the Variable Contracts to be issued by the Insurer or interests in the Separate Account under such Variable Contracts are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act").

         3.4 Separate Account. The Insurer represents and warrants that the Separate Account is or, prior to issuance, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act.

         3.5 Annuity Contracts. The Insurer represents that it believes, in good faith and in accordance with current law, that the Variable Contracts, when issued, will be treated as annuity contracts under applicable provisions of the Code.

         B.   The Fund and Administrator

         3.6 Organization. The Fund and Administrator represent and warrant that the Fund is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law.

         3.7 Shares. The Fund and Administrator represent and warrant that the shares of the Series are duly authorized for issuance in accordance with applicable law, that the shares of the Series are or, prior to issuance, will be registered as, securities under the 1933 Act, and that the Fund is registered as an open-end management investment company under the 1940 Act.

         C.   The Fund, Investment Adviser and Administrator

         3.8 Regulated Investment Company. The Fund and the- Investment Adviser and Administrator represent and warrant that they believe that each Series of the Fund shall be eligible to qualify as a regulated investment company under Subchapter M of the Code, and each has no reason to believe that any Series will not so qualify, and has no reason to believe that any Series will not be able to meet the diversification requirements of Section 817(h) of the Code and the regulations thereunder.

         D.   The Investment Adviser

         3.9 Investment Adviser. The Investment Adviser represents and warrants that it is registered as an investment adviser with the SEC and with each state in which it is required to be registered in connection with its responsibilities to the Fund pursuant to the Investment Advisory Agreements.

         E.   Distributor

         3.10 Broker-Dealer. Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and with each state in which it is required to be registered in connection with its responsibilities to the Fund pursuant to the Distribution Agreement.

         F.   The Servicing Agent

         3.11 Broker-Dealer. The Servicing Agent represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC under the 1934 Act and with each state in which it is required to be registered in connection with its responsibilities pursuant to the Application and Service Agreement.

ARTICLE IV.  GENERAL DUTIES

         A.   The Fund and/or the Administrator

         4.1 Registration of Fund Shares. The Fund and the Administrator shall take all such actions as are necessary to permit the sale of the shares of each Series to the Separate Account, including, but not limited to, maintaining the Fund's registration as an investment company under the 1940 Act and registering the shares of the Series sold to the Separate Account under the 1933 Act for so long as required by applicable law. The Fund and the Administrator shall amend the Registration Statement of the Fund filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Series. The Fund and Administrator shall register and qualify the shares of the Fund for sale in accordance with the laws of the various states to the extent required by applicable law.

         4.2 Organizational Expenses. The Administrator will pay, on behalf of the Fund and subject to recovery from the Fund, all expenses of the Fund incurred on or prior to the commencement of operations of the Fund, including, but not limited to, legal fees, auditing fees, SEC registration fees, and organizational fees that are determined to be "organizational costs" of the Fund.

         4.3 Statutory Seed Money. The Administrator agrees that prior to the effective date of the Registration Statement for the Fund, the Administrator shall invest $100,000 in the Fund to the extent required by Section 14(a) of the 1940 Act, subject to the understanding that at the time of investment, the Administrator has no current intention of reselling the shares so acquired, and that all redemptions by the Administrator of any part of its investment in the Fund will be effected in accordance with any applicable legal standards, including restrictions on the amount that may be redeemed.

         B.   The Fund and the Investment Adviser

         4.4 Subchapter M. The Fund and Investment Adviser shall take all necessary steps to ensure that each Series qualifies and to maintain each Series" qualification as a Regulated Investment Company under Subchapter M of the Code (or any successor or provision), and shall notify the Insurer immediately upon having a reasonable basis for believing that a Series has ceased to so qualify or that it might not so qualify in the future.

         4.5 Diversification. The Fund and Investment Adviser shall take all necessary steps to ensure that each Series complies and maintains compliance with the diversification provisions of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder, and shall notify the Insurer immediately upon having a reasonable basis for believing that any Series has ceased to comply.

         4.6 Other Requirements. The Fund and Investment Adviser shall take all steps necessary to adhere to any requirements under tax or insurance law or otherwise that pertain to the Fund by virtue of serving as an investment vehicle for the Variable Contracts and for which notice is provided, pursuant to Section 4.13, to the Fund, Investment Adviser or Administrator by the Insurer.

         C.   The Insurer

         4.7 Organizational Expenses for Separate Account. The Insurer will pay all expenses in connection with organization of the Separate Account incurred on or prior to its commencement of operations, including, but not limited to, legal fees, auditing fees, SEC registration fees for the Separate Account, the cost of any necessary applications for exemptive relief from the provisions of the 1940 Act in connection with the offering of the Variable Contracts, and any other expenses that arise in connection with the organization of the Separate Account, and will pay the expense of filing or obtaining approval for the Variable Contracts with the insurance commissioners or other applicable authorities in the states indicated on Schedule B.

         4.8 Registration of Separate Account. The Insurer shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Insurer, including registering the Separate Account as an investment company under the 1940 Act, and registering the Variable Contracts or interest in the Separate Account under the Variable Contracts under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners or other insurance authorities in the states indicated on Schedule B.

         4.9 Annuities. The Insurer shall, to the extent consistent with applicable law, take all reasonable steps necessary to maintain the treatment of the Variable Contracts issued by the Insurer as annuity contracts under applicable provisions of the Code, and shall notify the other parties to this Agreement immediately upon having a reasonable basis for believing that such Variable Contracts have ceased to be so treated or that they might not be so in the future.

         4.10 Compliance. The Insurer shall offer the Variable Contracts issued by the Insurer in accordance with applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law respecting the offering of variable annuity contracts.

         D.   The Distributor

         4.11 Compliance. Distributor shall sell and distribute the shares of the Series of the Fund in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Rules of Fair Practice, and state law.

         E.   All Parties

         4.12 Cooperation. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         4.13 Compliance Responsibilities. Each party hereto shall take all reasonable steps necessary to comply with any requirements under applicable law, including without limitation those respecting securities, insurance, banking or variable annuity contracts, that relate to the responsibilities of such party under this Agreement or under the Application and Service Agreement. The Insurer, the Administrator and/or the Distributor shall notify the Investment Adviser, Servicing Agent, Holding Company and the Fund of changes subsequent to the date hereof in applicable insurance law, regulation or interpretations thereof affecting the responsibilities of any such party under this Agreement or the Application and Service Agreement. The Holding Company, Investment Adviser and/or Servicing Agent shall notify the Insurer, the Administrator, the Distributor and the Fund of changes subsequent to the date hereof in applicable banking law, regulation or interpretations thereof affecting the responsibilities of any such party under this Agreement or the Application and Service Agreement.

ARTICLE V. PROSPECTUSES AND PROXY STATEMENTS; VOTING

         5.1 Fund Documents. The Distributor shall provide and the Servicing Agent shall deliver such prospectuses, statements of additional information ("SAIs"), proxy statements, and periodic reports of the Fund to the owners of Variable Contracts as are required to be distributed to such Variable Contract Owners under applicable federal or state law.

         5.2 Fund Prospectus. The Distributor shall provide the Servicing Agent with as many copies of the current prospectus of the Fund as the Servicing Agent may reasonably request. If requested by the Servicing Agent in lieu thereof, the Distributor shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Servicing Agent to print together in one document the current prospectus for the Variable Contracts issued by the Insurer and the current prospectus for the Fund. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Variable Contract Owners, and the Distributor shall bear the expense of printing copies of the Fund's prospectus that are used in connection with accepting applications for the Variable Contracts.

         5.3 Fund SAI. The Fund and the Distributor shall provide (1) at the Fund's expense, such copies of the Fund's current SAI to the Servicing Agent as the Servicing Agent may reasonably request for purposes of delivering the SAI to any owner of a Variable Contract who requests such SAI, (2) at the Distributor's expense, such additional copies of the Fund's current SAI as the Servicing Agent shall reasonably request and that shall be required in accordance with applicable law in connection with accepting applications for the Variable Contracts.

         5.4  Proxy   Statements  and  Periodic   Reports.   The  Fund  and  the
Administrator shall provide to the Servicing Agent, at the Fund's expense, copies of the Fund's proxy material, periodic reports to shareholders and other communications to shareholders in such quantity as the Servicing Agent shall reasonably require for purposes of delivering to owners of Variable Contracts. The Fund and the Administrator shall provide to the Servicing Agent, at the Administrator's expense, copies of the Fund's periodic reports to shareholders and other communications to shareholders in such quantity as the Servicing Agent shall reasonably request for use in connection with accepting applications for the Variable Contracts. If requested by the Servicing Agent in lieu thereof, the Fund and Administrator shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Servicing Agent to print such shareholder communications for distribution to owners of the Variable Contracts.

         5.5 Separate Account Documents. The Insurer and the Distributor shall provide and the Servicing Agent shall deliver such prospectuses, SAIs, and periodic reports of the Separate Account to the Owners of the Variable Contracts as are required to be delivered to such Variable Contract Owners under applicable federal or state law.

         5.6 Separate Account Prospectus and SAI. The Insurer and the Distributor, at their expense, shall provide the Servicing Agent with as many copies of the current prospectus and SAI of the Separate Account and any periodic reports of the Separate Account as the Servicing Agent may reasonably request. If requested by the Servicing Agent in lieu thereof, the Insurer and the Distributor shall provide such documentation (including a final copy of any of such documents as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Servicing Agent to print together in one document the current prospectus and/or SAI for the Separate Account and the current prospectus and/or SAI for the Fund or the periodic reports for the Separate Account and the Fund.

         5.7 Voting. For so long as the SEC interprets the 1940 Act to require that owners of variable contracts funded by a registered separate account be given "pass through" voting rights in connection with meetings of shareholders of an underlying fund in which the separate account invests, the Insurer shall vote shares of each Series of the Fund held in the Separate Account or a subaccount thereof at regular and special meetings of the Fund in accordance with instructions timely received by the Insurer (or its designated agent for these purposes, which may be the Servicing Agent) from owners of Variable Contracts funded by the Separate Account or subaccount thereof having a voting interest in the Series. The Insurer shall vote shares of a Series of the Fund held in the Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in the Separate Account or subaccount thereof that are not attributable to the Variable Contracts and are owned beneficially by the Insurer (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by the Separate Account or subaccount thereof having a voting interest in the Series from whom instructions have been timely received. The Insurer shall vote shares of each Series of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Series held in all separate accounts of the Insurer or subaccounts thereof that invest in the Fund, in the aggregate.

ARTICLE VI. MARKETING AND PROMOTION

         6.1   [Reserved.]

         6.2 Insurer's, Administrator's and Distributor's Sales Literature. The Insurer, the Administrator and the Distributor shall each furnish, or shall cause to be furnished, to the Servicing Agent, each piece of sales literature or other promotional material that it generates in which the Fund (or any Series thereof), the Variable Contracts, the Investment Adviser, the Servicing Agent, Holding Company or any of their affiliates is named, and no such sales literature or other promotional material shall be used without the approval of the Servicing Agent or its designee.

         6.3 Representations about Fund. The Insurer and Distributor each agree that each and the affiliates of each shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in periodic reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Servicing Agent or its designee, except with the permission of the Servicing Agent; provided, however, that Administrator shall not be prohibited by this provision from providing any information necessary in connection with its duties under the Administration Agreement.

         6.4 Servicing Agent's, Investment Adviser's and Holding Company's Sales Literature. The Servicing Agent, the Investment Adviser and the Holding Company shall each furnish, or shall cause to be furnished, to the Insurer or its designee and to the Administrator or its designee, each piece of sales literature or other promotional material that it generates in which the Insurer, its Separate Account, the Administrator, or either of the Variable Contracts is named, and no such material shall be used without the approval of the Insurer or its designee and the Administrator or its designee.

         6.5 Representations about Insurer. The Fund and the Servicing Agent each agree that each and the affiliates of each shall not give any information or make any representations on behalf of the Insurer or concerning the Insurer, the Separate Account, or the Variable Contracts, other than the information or representations contained in a registration statement or prospectus for such Separate Account, as such registration statement and prospectus may be amended or supplemented from time to time, or in periodic reports for the Separate Account, or in sales literature or other promotional material approved by the Insurer or its designee, except with the permission of the Insurer, provided, however, that Investment Adviser shall not be prohibited by this provision from providing any information necessary in connection with its duties under the Investment Advisory Agreements.

         6.6 Fund SEC Filings. The Fund and the Administrator will provide to the Insurer and Investment Adviser at least one complete copy of all prospectuses, Statements of Additional Information, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

         6.7 Separate Account SEC Filings. The Insurer will provide to the Administrator and Investment Adviser at least one complete copy of all prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, and all amendments or supplements to any of the above, that relate to the Variable Contracts issued by the Company or the Separate Account promptly after the filing of such document with the SEC or other regulatory authority.

         6.8 Sales Literature. For purposes of this Article VI, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

         6.9 Confidentially. Each of the parties hereto shall keep information about the other parties' business, finances, operations, and customers confidential; provided, however, that this Section 6.9 shall not prevent Servicing Agent and its affiliates from marketing products and services other than the Variable Contracts to the owners of the Variable Contracts.

ARTICLE VII.  INDEMNIFICATION

         7.1 Indemnification by the Insurer. Except as provided in Sections 7.6 or 7.7 of this Agreement, the Insurer agrees to indemnify and hold harmless the Fund, the Investment Adviser, and the Servicing Agent, each of their directors, trustees, and officers, and each person, if any, who controls the Investment Adviser and the Servicing Agent within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts or to the acceptance of applications for the Variable Contracts or to the operation of the Separate Account or the Fund, and, in any such case:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement material fact contained in the registration statement or prospectus for the Separate Account or sales literature for the Variable Contracts or the Fund generated by the Insurer (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurer, directly or indirectly, by or on behalf of any Indemnified Party for use in the registration statement or prospectus for the Separate Account or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares or the acceptance of applications for the Variable Contracts;

         (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement or prospectus of the Fund or in sales literature that were not supplied by the Insurer) or wrongful conduct of the Insurer or any of its affiliates, employees or agents (but not including agents that are Indemnified Parties or employees or agents of Indemnified Parties) with respect to the sale or distribution of the Variable Contracts or Fund shares or the acceptance of applications for the Variable Contracts;

         (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus of the Fund or any amendment thereof or supplement thereto or in sales literature, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to an Indemnified Party by or on behalf of the Insurer; or

         (iv) arise as a result of a failure by the Insurer to meet its responsibilities under Section 4.9 of this Agreement.

         7.2 Indemnification by the Administrator. Except as provided in Section
7.6 and 7.7 of this Agreement, the Administrator and Insurer agree, jointly and severally, to indemnify and hold harmless the Fund, the Investment Adviser, the Servicing Agent, and Holding Company, each of their directors, trustees, and officers, and each person, if any, who controls the Fund, the Investment Adviser, the Servicing Agent or Holding Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurer and Administrator) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts or to the operation of the Fund, and, in any such case:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund or sales literature for the Variable Contracts or the Fund generated by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Administrator directly or indirectly, by or on behalf of any Indemnified Party for use in the registration statement or prospectus for the Fund or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of such Variable Contracts or Fund shares or the acceptance of applications for the Variable Contracts;

         (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus of the Fund or any amendment thereof or supplement thereto or in sales literature, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to an Indemnified Party by or on behalf of the Administrator, or

         (iii) arise as a result of a failure by the Administrator to meet its responsibilities under Section 4.1 through 4.3 and 4.6 of this Agreement.

         7.3 Indemnification by the Investment Adviser. Except as provided in Sections 7.6 or 7.7 of this Agreement, the Investment Adviser and Holding
Company agree, jointly and severally, to indemnify and hold harmless the Insurer, the Administrator, Distributor, and the Fund, and each of their directors, trustees, and officers, and each person, if any, who controls the Insurer, Administrator, or Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Investment Adviser and Holding Company) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts or to the acceptance of applications for the Variable Contracts or to the operation of the Separate Account or the Fund, and, in any such case:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Fund or sales literature for the Variable Contracts or the Fund generated by the Investment Adviser, Holding Company or an affiliate thereof (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Investment Adviser or the Fund or the designee of either by or on behalf of the Insurer or Administrator for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Contracts or Fund shares or the acceptance of applications for the Variable Contracts;

         (ii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus for the Separate Account or any amendment thereof or supplement thereto, or in sales literature, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurer or Administrator by or on behalf of the Investment Adviser; or

         (iii) arise as a result of a failure by the Fund and/or the Investment Adviser to meet the responsibilities under Section 4.4, 4.5, or
                4.6 of this Agreement.

         7.4 Indemnification by the Servicing Agent. Except as provided in Sections 7.6 or 7.7 of this Agreement, the Servicing Agent and Holding Company agree, jointly and severally, to indemnify and hold harmless the Insurer, the Administrator, and the Fund, and each of their directors, trustees, and officers and each person, if any, who controls the Insurer or Administrator within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Servicing Agent and Holding Company) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts issued by the Insurer or the acceptance of applications for the Variable Contracts, and in any such case:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in sales literature for the Variable Contracts or the Fund generated by the Servicing Agent, or arise out of or are based upon the omission or alleged omission to state in such sales literature a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Servicing Agent or its designee by or on behalf of the Insurer or Administrator (which, for these purposes, shall be deemed to include information furnished directly by the Insurer or Administrator or persons under the sole control of the Insurer or Administrator) for use in sales literature or otherwise for use in connection with the sale of the Variable Contracts or Fund shares or the acceptance of applications for the Variable Contracts;

         (ii) arise out of or as a result of any statement or representation (other than statements or representations contained in the registration statement or prospectus for the Separate Account or the Fund not supplied by the Servicing Agent or the Investment Adviser), any unauthorized use of any sales materials related to the Variable Contracts, or wrongful conduct of the Servicing Agent, or the affiliates, employees, or agents of the Servicing Agent with respect to the sale or distribution of the Variable Contracts or Fund shares or the acceptance of applications for the Variable Contracts, including but not limited to any verbal or written misrepresentations, unlawful sales practices, and failure to deliver the Separate Account or Fund prospectus; or

         (iii) arise as a result of a failure by the Servicing Agent to meet its responsibilities under Section 2.3 of the Application and Service Agreement.

         7.5 Indemnification by Distributor. Except as provided in Section 7.6 and 7.7 of this Agreement, Distributor and the Insurer agree, jointly and severally, to indemnify and hold harmless the Fund, the Investment Adviser, the Servicing Agent and Holding Company, each of their directors, trustees, and officers, and each person, if any, who controls the Fund, the Investment Adviser, the Servicing Agent or Holding Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer and Distributor) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Fund's shares or the Variable Contracts or to the operation of the Fund, and, in any such case:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in sales literature for the Fund generated by Distributor, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor directly or indirectly, by or on behalf of any Indemnified Party (which for these purposes shall be deemed to include information furnished by any Indemnified Party and persons under the sole control of an Indemnified Party) for use in the sales literature or otherwise for use in connection with the sale of such Fund shares; or

         (ii) arise out of or as a result of any unauthorized use of any sales materials related to the Fund, or wrongful conduct of
                Distributor, or the affiliates, employees, or agents of Distributor with respect to the sale or distribution of the Fund shares, including but not limited to any verbal or written misrepresentations, and unlawful sales practices.

         7.6 Indemnification Not Applicable. No person required to provide indemnification under the terms of Sections 7.1, 7.2, 7.3, 7.4, or 7.5 of this Agreement shall be liable under any such section with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party under any such section would otherwise be subject by reason of willful misfeasance or bad faith on the part of such Indemnified Party, or gross negligence in the performance of such Indemnified Party's duties to the Fund or the Separate Account, as the case may be, or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund or the Separate Account, as the case may be.

         7.7 Notification. Any person required to provide indemnification under the terms of Sections 7.1, 7.2, or 7.5 of this Agreement ("Indemnifying Party") shall not be liable under the indemnification provisions of Section 7.1, 7.2,
7.5 with respect to any claim made against an Indemnified Party under any such section unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the above-designated indemnification provisions. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action, and counsel selected by any Indemnified Party must be satisfactory to the Indemnifying Party.

         7.8 Notice. Each party to this Agreement shall promptly notify the other parties to the Agreement of the commencement of any litigation or proceedings against it or any of its officers or directors or affiliated persons in connection with the issuance or sale of the Variable Contracts or the Fund's shares, or with the acceptance of applications for the Variable Contracts, or with the operation of the Variable Contracts, the Separate Account, or the Fund.

ARTICLE VIII.  EXCLUSIVITY

         8.1 The Fund. Other than shares sold in connection with seeding the Fund and the purchase of shares of the Series by the First of America Bank Corporation Employees Retirement Plan, the Fund shall offer and sell the shares of the Series exclusively to the Separate Account and other separate accounts of the Insurer for the term of this Agreement, except that the Fund with the written consent of the Insurer and Investment Adviser, may offer and sell the shares of the Series to any insurance company or separate account in accordance with Section 2.3 of this Agreement. Such written consent shall not be unreasonably withheld.

         8.2 The Separate Account. The Separate Account shall invest exclusively in the Series of the Fund for the term of this Agreement, unless otherwise agreed to in writing by the Insurer, the Servicing Agent, and the Investment Adviser.

ARTICLE IX.  APPLICABLE LAW

         9.1 Kansas Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Kansas.

         9.2 Securities Acts. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, and the terms of this Agreement shall be interpreted and construed in accordance therewith. The world "affiliate" or "affiliated" shall have the meaning as defined in Section 2(a)(3) of the 1940 Act.

ARTICLE X. REINSURANCE OF VARIABLE CONTRACTS

         10.1 Change in Law. In the event of a change in applicable law such that the Servicing Agent, Holding Company or any of their affiliates are permitted to engage in insurance underwriting and other insurance-related activities, the Servicing Agent, or such affiliate ("transferee") shall have the right subject to conformance with applicable law and to the reasonable determination by the Insurer that the transferee is suitable and creditworthy, to require the Insurer to transfer all or part of the assets of the Separate Account invested in the Fund to the transferee, provided that such transferee is duly licensed as a life insurance company under the laws of each state in which owners of the Variable Contracts reside and is authorized to issue variable annuity contracts in all such states, and to cause the Variable Contracts to be reinsured by such transferee and further provided that, in the event Holding Company elects to require the Insurer to transfer only part of the assets of the Separate Account invested in the Fund to the transferee, the amount of such assets remaining after the transfer is at least $50 million. The terms of reinsurance shall be negotiated in good faith by the Servicing Agent, Holding Company or other transferee and the Insurer and shall provide for the Insurer to receive from the transferee the fair market value of the Variable Contracts to be reinsured. The transferee shall bear the costs associated with the transfer of the Separate Account assets, including but not limited to obtaining any approvals required from the SEC, state insurance departments or Contract Owners.

         10.2 Change in Rating of Insurer. In the event that the rating of the claims-paying ability of the Insurer by Standard & Poor's Corporation ("S&P") falls below BBB, the Insurer shall, at the option of the Holding Company, cause the Variable Contracts to be reinsured by a life insurance company that is acceptable to Holding Company, the claims-paying ability of which is rated BBB or better by S&P, that is duly licensed as a life insurance company under the laws of each state in which owners of the Variable Contracts reside, and is authorized to issue variable contracts in all such states. The terms of reinsurance shall be negotiated in good faith by the Insurer, in consultation with Holding Company, and the reinsuring life insurance company, and the Insurer shall be free to seek from the reinsuring life insurance company the fair market value of the Variable Contracts to be reinsured.

ARTICLE XI.  SUBSTITUTION AND TERMINATION

         11.1 Substitution. All parties agree that the Variable Contracts will provide that the Insurer reserves the right to substitute the shares of another investment company or series thereof for the shares of the Fund or a Series thereof if, shares of any or all of the Series of the Fund are no longer available for investment, or if, in the judgment of the Insurer's management, further investment in the shares of the Fund or any or all Series of the Fund would be inappropriate in view of the purposes of the Variable Contracts.

         11.2   Grounds for Termination.  This Agreement shall terminate:

         (a) at the option of the Fund, the Investment Adviser, the Servicing Agent, the Administrator, Distributor, or the Insurer, and upon 90 days advance written notice, at any time after three years from the commencement of operations of the Separate Account; or

         (b) at the option of the Fund, the Investment Adviser, or the Servicing Agent, upon institution of formal proceedings against the Insurer, the Administrator, or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body that relate to or are likely to affect the Insurer's, the Administrator's, or Distributor's duties under this Agreement, the sale or acceptance of applications for the Variable Contracts, the operation of the Separate Account, or the purchase of the Fund's shares; or

         (c) at the option of the Insurer, Administrator, or Distributor, upon institution of formal proceedings against the Fund, the Investment Adviser, the Servicing Agent, or any affiliate thereof by the NASD, the SEC, banking authorities, or any state securities or insurance department or any other regulatory body that relate to or are likely to affect the duties of any of such persons under this Agreement, the sale or acceptance of applications for the Variable Contracts, the operation of the Fund, or the purchase of the Fund's shares; or

         (d) at the option of the Insurer, Administrator, or Distributor, upon the commencement of bankruptcy, liquidation or similar proceedings respecting the Investment Adviser, or Servicing Agent; and at the option of the Investment Adviser, Fund, or Servicing Agent, upon the commencement of bankruptcy, liquidation or similar proceedings respecting the Insurer, the Administrator, or Distributor; or

         (e) upon the substitution by the Insurer of the shares of another investment company or series thereof for the corresponding shares of the Fund or a Series thereof in accordance with the terms of the Variable Contracts; or

         (f) at the option of any party in the event of a material breach in performing the duties specified under this Agreement by any other unaffiliated party or in the event of a material breach of any representation or warranty made in this Agreement by any other unaffiliated party; or

         (g) at the option of any party in the event that such party reasonably determines that performance of the duties under this Agreement by any other unaffiliated party to this Agreement would likely result in a violation of applicable law, and for these purposes, such a determination shall be deemed reasonable if supported by an opinion of qualified outside counsel; or

         (h) at the option of the Fund, the Investment Adviser, or the Servicing Agent in the event that any such party reasonably determines that the Variable Contracts will not be treated as annuity contracts under applicable provisions of the Code, and for these purposes, such a determination shall be deemed reasonable if supported by an opinion of qualified outside counsel; or

         (i) at the option of any party upon a merger of the Fund or any of its Series, or the sale of substantially all of the assets of the Fund or a Series thereof, or a change in the investment adviser to the Fund; or

         (j) upon termination of the Application and Service Agreement between Distributor and the Servicing Agent; or

         (k)    upon the mutual agreement of all parties to this Agreement.

         11.3 Notice. Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 11.2 (b), (c), or (d) hereof.

         11.4 Effect of Termination. Notwithstanding any termination of this Agreement, the Fund, the Administrator, and Distributor shall at the option of the Insurer, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, based upon instructions from the owners of the Existing Contracts, the Separate Account shall be permitted to reallocate investments in the series of the Fund and redeem investments in the series, and shall be permitted to invest in the series in the event that owners of the Existing Contracts make additional purchase payments under the Existing Contracts. If this Agreement terminates, the parties agree that Article VII, and Sections 4.12, 14.1, 14.2, 14.3 and
14.5, and, to the extent that all or a portion of the assets of the Separate Account continue to be invested in the Fund or any Series of the Fund, Article II and Sections 4.1, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, and 5.7 will remain in effect after termination.

ARTICLE XII.  NOTICES

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

The Parkstone Advantage Fund
Attn: Amy J. Lee, Vice President and Assistant Secretary
700 S.W. Harrison Street
Topeka, Kansas 66636

If to the Administrator.

Security Management Company
Attn: James R. Schmank, Senior Vice President
700 S.W. Harrison Street
Topeka, Kansas 66636

If to the Distributor:

Security Distributors, Inc.
Attn: Amy J. Lee, Secretary
700 S.W. Harrison Street
Topeka, Kansas 66636

If to the Investment Adviser:

First of America Investment Corporation
Attn: Richard A. Wolf, President and Chief Executive Officer
303 North Rose Street
Kalamazoo, Michigan 49007

If to the Servicing Agent:

First of America Brokerage Service, Inc.
Attn: Susan L. Currier, President and Chief Executive Officer
157 South Kalamazoo Mall
Kalamazoo, Michigan 49007

If to Holding Company:

First of America Bank Corporation
Attn: John B. Rapp, Executive Vice President
211 South Rose Street
Kalamazoo, Michigan 49007

If to the Insurer:

Security Benefit Life Insurance Company
Attn: Amy J. Lee, Assistant Counsel
700 S.W. Harrison Street
Topeka, Kansas 66636

ARTICLE XIV.  MISCELLANEOUS

         14.1 Trustees and Shareholders not Liable. A copy of the Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that such Declaration of Trust has been executed on behalf of the Fund by a Trustee of the Fund in his or her capacity as Trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

         14.2 Rights of Trustees and Shareholders. Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Series from exercising any of the rights provided to such Trustees or shareholders in the Fund's Declaration of Trust, as amended, a copy of which will be provided to the Insurer upon request.

         14.3 "Parkstone" Name. It is understood that the name "Parkstone" or any derivative thereof or logo associated with that name is a registered trademark and the valuable property of The Parkstone Group of Funds, a Massachusetts business trust, and an open-end management investment company registered under the 1940 Act.

         14.4 Protection of Name. It is understood that the name "Security Benefit", "SBL" or any derivative thereof or logo associated with that name is the valuable property of the Insurer and its affiliates, and that the Insurer and other parties to this Agreement have the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement all parties other than the Insurer shall forthwith cease to use such name (or derivative or logo).

         14.5 Consultation. In the event Insurer or a subsidiary of Insurer has, as a result of actions not within the control of Insurer or its subsidiaries or Holding Company or its subsidiaries, failed to be reimbursed for amounts intended by the Insurer and the Holding Company or any of its subsidiaries to be reimbursable and expended by it in connection with a business relationship involving Holding Company or its subsidiaries and other than those to which this Agreement relates, then Holding Company or a subsidiary shall pay to the Insurer a consultation fee in advance in an amount at least equal to unreimbursed amount expended, and the Insurer shall provide to the Holding Company or its subsidiaries for a period of one-year consultation service with respect to insurance and annuity marketing, mutual fund management, administration, shareholder servicing, transfer agency, and fund accounting, or any combination of the foregoing, as Insurer and Holding Company shall agree. Such consultation service will relate only to matters within the expertise and knowledge of Insurer or its subsidiaries and will not require more than 500 hours of employee time for the one-year period.

         14.6 Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         14.7  Execution  in   Counterpart.   This  Agreement  may  be  executed
simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         14.8 Invalidity of a Provision. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         14.9 Assignment. This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement, which may not be unreasonably withheld. For purposes of this Section, "assignment" shall have the meaning as defined in Section 2(a)(4) of the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              SECURITY BENEFIT LIFE INSURANCE COMPANY
ATTEST: AMY J. LEE            By:   GARY L. EISENBARTH
        ---------------------       -------------------------------------------
    Name:                     Name:     Gary L. Eisenbarth
                              Title:    Executive Vice President


                              THE PARKSTONE ADVANTAGE FUND
ATTEST: AMY J. LEE            By:   LARRY J. BRUNING
        ---------------------       -------------------------------------------
    Name:                     Name:     Larry J. Bruning
                              Title:    President


                              FIRST OF AMERICA INVESTMENT CORPORATION
ATTEST: R. WILLIAM SHAUMAN    By:   RICHARD A. WOLF
        ---------------------       -------------------------------------------
   Name:                      Name:     Richard A. Wolf
                              Title:    President and Chief Executive Officer


                              FIRST OF AMERICA BROKERAGE SERVICE, INC.
ATTEST: R. WILLIAM SHAUMAN    By:   SUSAN L. CURRIER
        ---------------------       -------------------------------------------
    Name:                     Name:     Susan L. Currier
                              Title:    President and Chief Executive Officer

                              FIRST OF AMERICA BANK CORPORATION
ATTEST: R. WILLIAM SHAUMAN    By:   JOHN B. RAPP
        ---------------------       -------------------------------------------
    Name:                     Name:     John B. Rapp
                              Title:    Executive Vice President


                              SECURITY MANAGEMENT COMPANY
ATTEST: AMY J. LEE            By:   JAMES R. SCHMANK
        ---------------------       -------------------------------------------
    Name:                     Name:     James R. Schmank
                              Title:    Senior Vice President - Chief Financial
                                        Officer and Treasurer


                              SECURITY DISTRIBUTORS, INC.
ATTEST: JAMES R. SCHMANK      By:   AMY J. LEE
        ---------------------       -------------------------------------------
   Name:                      Name:     Amy J. Lee
                              Title:    Secretary

                          THE PARKSTONE ADVANTAGE FUND

                    FIRST AMENDMENT TO FUND PARTICIPATION AND
                     VARIABLE CONTRACT MAR.KETING AGREEMENT

         This FIRST AMENDMENT TO FUND PARTICIPATION AND VARIABLE CONTRACT MARKETING AGREEMENT (this "First Amendment") dated as of May 19, 1994 by and among Security Benefit Life Insurance Company ("Insurer"), a Kansas mutual life insurance corporation, on its behalf and on behalf of the Parkstone Variable Annuity Account (the "Separate Account"), a segregated asset account of the Insurer, The Parkstone Advantage Fund (the "Fund"), a Massachusetts business trust; First of America Investment Corporation ("Investment Adviser"), a Michigan corporation; Security Management Company ("Administrator"), a Kansas corporation; Security Distributors, Inc. ("Distributor"), a Kansas corporation and a subsidiary of Insurer; First of America Brokerage Service, Inc.
("Servicing  Agent"),  a Michigan  corporation  and an affiliate  of  Investment
Adviser; and First of America Bank Corporation ("Holding Company"), a Michigan corporation and the parent of Investment Adviser and Servicing Agent.

                                   WITNESSETH

         WHEREAS,   the  parties   hereto   entered   into  that   certain  Fund
Participation and Variable Contract Marketing Agreement as of the 10th day of September, 1993 (the "Fund Participation Agreement"); and

         WHEREAS, the parties hereto wish to amend the Fund Participation Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.  DEFINITIONS.

         Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have their respective defined meanings ascribed to them in the Fund Participation Agreement.

         2.  AMENDMENTS. Section 6.1 is hereby added to read as follows:

              6.1 EXPENDITURES. Distributor shall make available for expenditure in connection with marketing and promotion of the Variable Contracts as directed by Servicing Agent and agreed to by Distributor an annual amount equal to not less than fifteen one hundredths of one percent (0.15%) of the Contract Assets (as defined in Schedule A of the
         Application and Service Agreement) of the outstanding Variable Contracts of the type identified in Exhibit A less such portion of the Contract Assets attributable to the Fixed Account (as defined in the Prospectus for the Separate Account) (the "Reduced Contract Assets"). The amount to be available for expenditure in each calendar quarter shall be computed by Insurer as of the first day of each calendar quarter based on the amount of Reduced Contract Assets on the last day of the preceding calendar quarter. For purposes of this Section 6.1, marketing and promotion shall include activities associated with the engagement of a person or persons to render wholesaling activities in connection with the offering of the Variable Contracts and the preparation of sales literature (other than the Prospectus for the Separate Account and the Fund) and other promotional material that describes the Variable Contracts and/or the Fund, and such other activities and matters as are agreed upon by the Distributor and the Servicing Agent. Distributor reserves the right, for cause, including, under appropriate circumstances, amendment or termination of an agreement entered into in connection with the Variable Contracts and/or the Fund by one or more of the parties to this Fund Participation and Variable Contract Marketing Agreement, to cease making the amount described above available for marketing and promotion activities at any time on 90 days' prior written notice to Servicing Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.


                              SECURITY BENEFIT LIFE INSURANCE COMPANY
ATTEST:  ROGER K. VIOLA       By:   HOWARD R. FRICKE
        ---------------------       -------------------------------------------
                                    Howard R. Fricke
                                    President


                              THE PARKSTONE ADVANTAGE FUND
ATTEST:  AMY J. LEE           By:   JAMES R. SCHMANK
        ---------------------       -------------------------------------------
                                    James R. Schmank
                                    President


                              FIRST OF AMERICA INVESTMENT CORPORATION
ATTEST:  NANCY FERRILL        By:   RICHARD A. WOLF
        ---------------------       -------------------------------------------
                                    Richard A. Wolf
                                    President and Chief Executive Officer

                              SECURITY MANAGEMENT COMPANY
ATTEST:  AMY J. LEE           By:   JAMES R. SCHMANK
        ---------------------       -------------------------------------------
                                    James R. Schmank
                                    Senior Vice President - Chief Financial
                                    Officer and Treasurer


                              SECURITY DISTRIBUTORS, INC.
ATTEST:  JAMES R. SCHMANK     By:   AMY J. LEE
        ---------------------       -------------------------------------------
                                    Amy J. Lee
                                    Secretary


                              FIRST OF AMERICA BROKERAGE SERVICE, INC.
ATTEST:  KATHY MOROCCO        By:   NOAH ZECHER
        ---------------------       -------------------------------------------
                                    Noah Zecher
                                    President and Chief Executive Officer


                              FIRST OF AMERICA BANK CORPORATION
ATTEST:  KATHY MOROCCO        By:   JOHN B. RAPP
        ---------------------       -------------------------------------------
                                    John B. Rapp
                                    Executive Vice President

August 5, 1996

First of America Brokerage Service, Inc.
Care of:  Jeff Marshall
211 South Rose
Kalamazoo, MI 49007

Subj:  Fund Participation Agreement dated as of May 19, 1994, as amended

Dear Mr. Marshall:

I am writing concerning Section 6.1 of the above-referenced agreement pursuant to which Security Distributors, Inc. makes available to First of America Brokerage Service, Inc. funds for marketing and promotion of the Parkstone variable annuity contracts.

As we have discussed, we propose to cease making such funds available for marketing effective July 1, 1996, and ask that you waive the 90 day notice requirement set forth in the Agreement. If this is acceptable, please execute this letter and return it to me. In any event, please consider this letter our notice that we are exercising our right to cease making available for marketing and promotion activities the amount described in Section 6.1 of the Fund Participation Agreement.

If you have any questions concerning this matter, please contact me at (913) 295-3226.

Sincerely,

AMY J. LEE

Amy J. Lee
Secretary
Security Distributors, Inc.

                                   Approved:
                                   First of America Brokerage Service, Inc.

                                   By:  Jeff Marshall
                                   Date:  February 12, 1997

cc:  Dave Riggs, Howard & Howard